UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street 3rd Floor Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

On December 15, 2021, Trinity Capital Inc. (the “Company”) and U.S. Bank National Association (the “Trustee”), entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the indenture, dated as of January 16, 2020, between the Company and the Trustee (the “Base Indenture”; and together with the Fourth Supplemental Indenture, the “Indenture”), relating to the Company’s issuance, offer and sale of $75,000,000 aggregate principal amount of its 4.25% notes due 2026 (the “Notes”).

The Notes will mature on December 15, 2026, and the Company may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest to the redemption date; provided, however, that if the Company redeems any Notes on or after November 15, 2026 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Notes bear interest at a rate of 4.25% per year payable semiannually on June 15 and December 15 of each year, commencing on June 15, 2022. The Notes are direct unsecured obligations of the Company.

The Company expects to use the net proceeds from this offering to pay down its existing indebtedness outstanding under a credit agreement (the “Credit Agreement”) with KeyBank, National Association (“KeyBank”), in an amount expected to be equal to approximately $25 million. The Company intends to use the remaining net proceeds from this offering to make investments in accordance with its investment objective and investment strategy and for general corporate purposes. The Credit Agreement has a maturity date of October 27, 2026 and includes an initial commitment of $75 million from KeyBank and allows the Company, through its wholly-owned subsidiary TrinCapFunding, LLC (“TCF”), to borrow up to $300 million. Borrowings under the Credit Agreement initially bear interest at a rate equal to the one-month LIBOR plus 3.25%, which interest rate may decrease to one-month LIBOR plus 2.85% upon the achievement of certain benchmarks, including criteria related to the number and composition of assets in the Credit Facility’s collateral pool. As of December 7, 2021, the Company had approximately $81 million of indebtedness outstanding under the Credit Agreement through its wholly-owned subsidiary, TrinCapFunding, LLC. The Company may reborrow under the Credit Agreement to make investments in accordance with its investment objective and investment strategy and for general corporate purposes.

The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Egan-Jones Rating Company), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-257818) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated December 10, 2021, a final prospectus supplement dated December 10, 2021, and the pricing term sheet dated December 10, 2021. The transaction closed on December 15, 2021.

The foregoing descriptions of the Base Indenture, Fourth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Fourth Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events.

Underwriting Agreement

On December 10, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in Schedule 1 thereto, in connection with the issuance and sale of the Notes discussed above.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.

Press Release

On December 15, 2021, the Company issued a press release announcing the closing of the public offering of the Notes. This press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 10, 2021, by and between Trinity Capital Inc. and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in Schedule 1 thereto.

4.1	Indenture, dated as of January 16, 2020, by and between Trinity Capital Inc. and U.S. Bank National Association, as trustee (incorporated by reference to exhibit 4.3 to the Company’s Registration Statement on Form 10 filed on January 16, 2020).

4.2	Fourth Supplemental Indenture, dated as of December 15, 2021, between Trinity Capital Inc. and U.S. Bank National Association, as Trustee

4.3	Form of 4.25% Note Due 2026 (included as part of Exhibit 4.2)

5.1	Opinion of Eversheds Sutherland (US) LLP

23.1	Consent of Eversheds Sutherland (US) LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated December 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

December 15, 2021	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Chief Executive Officer

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